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                                                                         Page 33

CORESTATES FINANCIAL CORP AND SUBSIDIARIES

EXHIBIT 11

STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS
(in thousands, except per share amounts)

                                                         Three Months Ended
                                                               March 31,
                                                     --------------------------
                                                        1994
                                                      Restated
                                                    (See Note A)         1993
                                                    ------------       --------

(A)    Income (loss) before cumulative effect of a
       change in accounting principle               $(35,888)          $ 75,050

       Cumulative effect of a change in
       accounting principle                                             (13,010)
                                                    --------           --------

(B)    Net Income (loss)                            $(35,888)          $ 62,040
                                                    ========           ========

EARNINGS PER SHARE

Based on average common shares outstanding
- ------------------------------------------

(C)    Average shares outstanding                    128,089            128,300
                                                    ========           ========

(A/C)  Income (loss) before cumulative effect of a
       Change in accounting principle                 $(0.28)             $0.58
                                                      ======              =====

(B/C)  Net Income (loss)                              $(0.28)             $0.48
                                                      ======              =====

Based on average common and common
- ----------------------------------
equivalent shares outstanding
- -----------------------------

Primary:
(D)    Average common equivalent shares                1,067              1,439
                                                       =====              =====
(E)    Average common and common
       equivalent shares (C + D)                     129,156            129,739
                                                     =======            =======

(A/E)  Income (loss) before cumulative effect of a
       change in accounting principle (1)             $(0.28)             $0.58
                                                      ======              =====

(B/E)  Net Income (loss) (1)                          $(0.28)             $0.48
                                                      ======              =====

Fully diluted:
(F)    Average common equivalent shares                1,042              1,520
                                                       =====              =====

(G)    Average common and common
       equivalent shares (C + F)                     129,131            129,820
                                                     =======            =======

(A/G)  Income (loss) before cumulative effect of a
       change in accounting principle (1)             $(0.28)             $0.58
                                                      ======              =====

(B/G)  Net Income (loss) (1)                          $(0.28)             $0.48
                                                      ======              =====


- -------------------------------
(1)    Dilution is less than 3%.